                                                                     Exhibit 4.4


                               FIRST AMENDMENT TO
                    CONDITIONAL SALE AND PURCHASE AGREEMENT

                         NO: K.TEL.168/HK810/SEK-20/2003

                                  by and among

                         PERUSAHAAN PERSEROAN (PERSERO)
                        PT TELEKOMUNIKASI INDONESIA TBK.

                                  as Purchaser

                                       and

                                 PT ARIA INFOTEK
                          MEDIAONE INTERNATIONAL I B.V.
                          THE ASIAN INFRASTRUCTURE FUND

                          as the Selling Shareholders

                         relating to the acquisition of

                           PT ARIA WEST INTERNATIONAL

                            dated as of July 31, 2003

THIS FIRST AMENDMENT to the Conditional Sale and Purchase Agreement dated as of May 8, 2002 (the "CSPA") by and among PERUSAHAAN PERSEROAN (PERSERO) PT TELEKOMUNIKASI INDONESIA TBK, a limited liability company organized under the laws of the Republic of Indonesia (the "Purchaser"), PT ARIA INFOTEK, a limited liability company organized under the laws of the Republic of Indonesia ("Aria Infotek"), MEDIAONE INTERNATIONAL I B.V. ("MediaOne"), a private limited company incorporated under the laws of the Netherlands and THE ASIAN INFRASTRUCTURE FUND, an exempted limited duration company organized under the laws of the Cayman Islands, ("AIF" and together with Aria Infotek and MediaOne, the "Selling Shareholders" and each a "Selling Shareholder") is made and entered into by the Purchaser and the Selling Shareholders as of July 31, 2003 (the "Amendment"). Capitalized terms not otherwise defined have the meanings assigned to them in the Article 1 of the CSPA.

WHEREAS, the Purchaser and the Selling Shareholders entered into the CSPA relating to the acquisition of shares of PT Aria West International:

WHEREAS, the Purchaser and the Selling Shareholders intend and desire to amend the CSPA as set forth herein;

NOW THEREFORE, in consideration of the mutual representations, warranties, promises, covenants and agreements set forth herein, intending to be legally bound hereby, the Purchaser and the Selling Shareholders agree as follows:

1. In the CSPA, each instance of "2,704,444" is hereby amended to read "2,704,440".

2. In Section 1.1 of the CSPA, in the definition of "Balance Amount", the words, "One Hundred Twenty Million U.S. Dollars (US$120,000,000)" are hereby amended to read "One Hundred Nine Million Ninety Thousand Nine Hundred Nine Dollars and Nine Cents (US$109,090,909.09)".

3. In Section 1.1 of the CSPA, in the definition of "Shareholder Balance Amount", the numbers, "US$120,000,000" are hereby amended to read "US$109,090,909.09".

4. In Section 1.1 of the CSPA, in the definition of "Initial Payment", the words, "Twenty Four Million Five Hundred Thousand U.S. Dollars (US $24,500.000)" are hereby amended to read, "US$18,675,874.15".

5. In Section 1.1 of the CSPA, within the definition of "Shareholder Initial Payment", the words "Exhibit J" are hereby amended to read, "Exhibit I".

6. In Section 1.1 of the CSPA, the definition of "Agreement" or "this Agreement" is hereby amended to read in its entirety as follows:

         "Agreement" or "this Agreement" shall mean this Conditional Sale and Purchase Agreement, as amended, together with the Schedules (including the Signing Disclosure

         Schedule and the Closing Disclosure Schedule) and Exhibits hereto."

7. In Section 1.1 of the CSPA, the definition of "AriaWest Loan Restructuring Agreement" is hereby amended to read in its entirety as follows:

         "Purchaser Loan Agreement" shall mean the agreement, in form and substance acceptable to Purchaser in its sole and absolute discretion between the Purchaser, the lenders party thereto and JP Morgan Chaser Bank, Hong Kong Office, as Facility Agent."

8. In the CSPA, each instance of "AriaWest Loan Restructuring Agreement" is hereby amended to read "Purchaser Loan Agreement".

9. In Section 1.1 of the CSPA, within the definition of "Shareholder Sale Shares", the words "Exhibit K" are hereby amended to read, "Exhibit I".

10. In Section 1.1 of the CSPA, a new definition of "Telkom-AWI Loan Agreement" is hereby added in its entirety as follows:

         "Telkom-AWI Loan Agreement" shall mean the agreement, in form and substance acceptable to Purchaser in its sole and absolute discretion between Purchaser and the Company dated as of July 31, 2003."

11. In Section 1.1 of the CSPA, the definition of "Purchase Price" is hereby amended in its entirety to read,

         "Purchase Price" shall mean US$147,766,783.24."

12. In Section 1.1 of the CSPA, the definition of "Aggregate Purchase Price" is hereby amended in its entirety to read," "Aggregate Purchase Price" shall mean US$127,766,783.24."

13. In Section 1.1 of the CSPA, the definition of "Seventh Maturity Date" is hereby amended in its entirety to read, ""Fourth Maturity Date" shall have the meaning assigned to such term in Exhibit R."

14. In the CSPA (excluding, in Exhibit R as amended by this Amendment), each instance of "Fifth Maturity Date" is hereby amended to read, "Fourth Maturity Date".

15. In the CSPA (excluding, in Exhibit R as amended by this Amendment), each instance of "Sixth Maturity Date" is hereby amended to read, "Fifth Maturity Date".

16. In the CSPA (excluding, in Exhibit R as amended by this Amendment), each instance of "Seventh Maturity Date" is hereby amended to read, "Sixth Maturity Date".

17. In the CSPA, a new definition of "Shareholders Release Agreement" is hereby added in its entirety to read as follows:

         ""Shareholders Release Agreement" shall mean the agreement by and between the parties to the AriaWest Loan and the Selling Shareholders dated as of the Closing Date."

18. In Section 3.2 of the CSPA, a new Section 3.2(t) is hereby added to read in its entirety as follows:

         "a copy of the resolution of the Company's shareholders authorizing the Company's (i) acceptance of the resignations of each of the members of
         (A) the Board of Commissioners and (B) the Board of Directors and (ii) appointment of each of the individuals nominated by the Purchaser to
         (x) the Board of Commissioners and (y) the Board of Directors, in each case, effective immediately upon consummation of the Closing.

19. In Section 3.2 of the CSPA, a new Section 3.2(u) is hereby added to read in its entirety at follows:

         "the Shareholders Release Agreement duly executed by such Selling Shareholder,"

20. In Section 3.2 of the CSPA, a new Section 3.2(v) is hereby added to read in its entirety as follows:

         "evidence of payment of (i) all outstanding fees and expenses in connection with the negotiation, preparation, execution and delivery of the Purchaser Loan Agreement and as otherwise may have been payable by the Selling Shareholders, whether individually or collectively in connection with the AriaWest Loan, including all fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, Makarim & Taira S. and the Principal Creditors (as defined in the AriaWest Loan documents), (ii) the fees of the Documentation Bank (as defined in the Purchaser Loan Agreement and (iii) the fees of the Paying Agent (as defined in the Agency Agreement)."

21. In Section 3.3 of the CSPA, a new Section 3.3(j) is hereby added to read in its entirety as follows:

         "the Purchaser Loan Agreement, duly executed by all parties thereto "

22. In Section 3.4(b) of the CSPA, the numbers, "US$120,000,000" are hereby amended to read, "US$109,090,909.09".

23. Section 4.14(a) of the CSPA is hereby amended to read in its entirety as follows:

         "As of the Closing Date except for the liabilities and obligations owed to the KSO Unit or as set forth in Schedule 4.14 of the Closing Disclosure Schedule, neither the Company nor any of its Subsidiaries has any liability or obligation of any nature, whether or not absolute, accrued, contingent or otherwise."

24.      In Section 4.26(k) of the CSPA, in
         each instance, the words, "Financial Statements" are hereby amended to read, "Audited Financial Statements".

25. Section 4.26(b) of the CSPA, is hereby amended to read in its entirety as follows:

         "As of the Closing Date, true and complete copies of all Tax Returns of each of the Company and its Subsidiaries and other documents relating to such Tax Returns dated prior to June 20, 2003 have been delivered to Purchaser by the Selling Shareholders (other than Tax Returns that shall not have been required to be filed as of such date").

26. In Section 6.3(a) of the CSPA, the words, "but in any event prior to August 30, 2002" we hereby amended to read, "but in any event on or prior to August 30, 2003".

27.      Section 6.11(b) of the CSPA is hereby deleted in its entirety.

28. In Section 6.12 of the CSPA, a new Section 6.12(c) is hereby added in its entirety to read as follows:

         "As soon as practicable following the final completion of each of the financial statements set forth in Section 7.2(t), each of the Selling Shareholders shall cause each of the Persons appointed by the Company pursuant to Section 7.2(t) to certify such financial statement."

29.      In Section 7.2 of the CSPA, a new

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         Section 7.2(s) is hereby added to read in its entirety as follows:

         "The Telkom-AWI Loan Agreement shall have become effective upon due execution and delivery by a duly authorized representative from each of the parties thereto."

30. In Section 7.2 of the CSPA, a new Section 7.2(t) is hereby added in its entirety to read as follows:

         "Financial Statements.

         (A) On or prior to the Closing Date, the Company shall have appointed and engaged, at the sole cost and expense of the Selling Shareholders, (i) accountants, reasonably satisfactory to the Purchaser, to prepare in accordance with GAAP applied on a basis consistent with the Audited Financial Statements consolidated balance sheet of the Company and its Subsidiaries as at December 31, 2002 together with consolidated statements of income, shareholders' equity and cash flows for the year then ended and the notes thereto, and (ii) auditors, reasonably satisfactory to Purchaser, to audit, certify and prepare in accordance with GAAP the audited consolidated balance sheet of the Company and its Subsidiaries as at December 31, 2002 together with audited consolidated statements of income, shareholders' equity and cash flows for the year then ended and the notes thereto, the audit report and opinion (if any) therein and any letter issued in connection therewith.

         (B) On or prior to the Closing Date, the Company shall have appointed one or, more Directors of the Company, as required by the orgnizational documents of the Company, any applicable law or any Governmental Entity, to certify (i) each of the financial statements set forth in the immediately preceding clause (A) and (ii) consolidated balance sheet of the Company and its Subsidiaries as at June 30, 2003 together with consolidated statements of income, shareholders' equity and cash flows for the six-month period then ended and the notes thereto."

31. In Section 7.3 of the CSPA, a new Section 7.3(f) is hereby added to read in its entirety as follows:

         "The Telkom-AWI Loan Agreement shall have become effective upon due execution and delivery by a duly authorized representative from each of the parties thereto."

32. In Section 8.1(c)(ii) of the CSPA, the words, "August 30, 2002" are hereby amended to read, "August 30, 2003".

33. In Section 8.1(d)(ii) of the CSPA, the words, "August 30, 2002" are hereby amended to read, "August 30, 2003"

34. In Section 9.1 of the CSPA, the words, "December 31, 2003" are hereby amended to read, "December 31, 2004".

35. Clause (i) of Section 9.1 of the CSPA, is hereby amended in its entirety to read as follows:

         "(i) indefinitely with respect to each covenant contained in Sections 6.2(b), 6.6, the obligations contained in Sections 9.2(d) and 9.2(e), and the representations and warranties set forth in Sections 4.1, 4.2, 4.3, 4.4, 4.6, 4.7, 4.8, 4.9, 4.11, 4.16, 5.1, 5.2, 5.3 and 5.4."

36. In Section 9.2 of the CSPA, a new Section 9.2(d) is hereby added to read in its entirety as follows:

         "(d) any and all Damages arising from or in connection with any claim, obligation or liability asserted by the Existing Facility Agent, Existing Collateral Agent or any one of more of the AriaWest Lenders (each, as defined in the Release Agreement dated as of the Closing Date and entered into by and among the Company. AriaWest International Finance B.V., CIBC Asia Limited, as Existing Facility Agent, JP Morgan Chase Bank; as Existing Collateral Agent, and the AriaWest Lenders (as defined therein) (the "AWI Release Agreement")) under or pursuant to section 7.04 of the Common Agreement (as defined in the AWI

         Release Agreement or section 8.05 of the AriaWest Credit Agreement (as defined in the AWI Release Agreement)"

37. In Section 9.2 of the CSPA, a new Section 9.2(e) is hereby added to read in its entirety as follows:

         "(e) any and all Damages arising from or in connection with (i) any goods or services provided, or agreed or claimed to be provided, on or prior to the Closing Date to AWI, AWIF, the KSO Unit, the Selling Shareholders, their respective Affiliates, or any officers or employees of any of the foregoing, by Prince Consulting Limited, Dyah Erista & Rokan, David Laithold, their respective Affiliates or Subsidiaries or any officers or employees of any of the foregoing or (ii) any of the liabilities or obligations referred to in Section 7.2(n) for which release letters were not provided to Purchaser on or before the Closing Date."

38.      Section 9.6(b) is hereby amended in its entirety as follows:

         "Section 9.6(a) shall not apply to, and each Selling Shareholder shall be immediately liable for, all claims (i) under Sections 9.2(b), 9.2(c), 9.2(d) and 9.2(e) and (ii) with respect to any breach of representation and warranty under Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.11, 4.14,

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

         4.16, 4.26 and 4.28.

39. The first sentence of Section 9.6(c) is hereby amended in its entirety as follows:

         "(c) Each Selling Shareholder's maximum aggregate liability to Purchaser under this Agreement for breaches of representations and warranties, covenents or agreements shall be such Selling Shareholder's Pro Rata Share of US$184,500,000 (the "Liability Cap") (exclusive of reasonable attorney's fees and expenses, reasonable accountant's fees and expenses and other reasonable fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of the obligations of such Selling Shareholder under this Agreement), provided however that the foregoing limitation shall not apply to (x) fraudulent misrepresentation or fraudulent conduct by such Selling Shareholder: (y) any interest payable by a Selling Shareholder as a result of such Selling Shareholder's breach under
         Section 1(c) of the Interim Management Agreement: and (z) any Damages arising under Sections 9.2(d) or 9.2(e) (together (x), (y) and (z), the "Cap Exceptions"), and provided further, however, that the amount of any Cap Exceptions shall not be counted towards calculating the Liability Cap."

40.      Exhibit I of the CSPA is hereby amended in its entirety and replaced by
         Exhibit I attached hereto.

41. Exhibit R of the CSPA is hereby amended in its entirety and replaced by Exhibit R attached hereto.

In the event of any conflict or inconsistency between the provisions of this Amendment and the provisions of the CSPA, the provisions of this Amendment shall prevail. Each and every term, condition, covenant, representation, warranty and provision set forth in the CSPA, not expressly amended herein, shall remain in full force and affect.

This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to all the other parties.

This Amendment shall be governed by and construed in accordance with the laws of the Republic of Indonesia. Any and all disputes, claims or controversies among the parties hereto arising out of or relating to this Amendment shall be resolved in accordance with the procedures set forth in Section 10.8 of the CSPA.

This Amendment is concluded in both bahasa Indonesia and English. In the event of any inconsistency or contradiction between the bahasa Indonesia and English texts, the bahasa Indonesia text shall prevail.

                       [Signatures on the following page]

IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Agreement as of the dated first written above.

PERUSAHAAN PERSEROAN (PERSERO)
PT TELEKOMUNIKASI INDONESIA TBK.

By: /s/ Kristiono
    ----------------------
Name: KRISTIONO
Title: President Director

PT ARIA INFOTEK

By: /s/ SanisTaga S. Ono
    ----------------------
Name: SANISTAGA S. ONO
Title: DIRECTOR

MEDIAONE INTERNATIONAL I B.V.

By: /s/ Denis Koh
    ----------------------
Name: DENIS KOH
Title: AUTHORISED PERSON

THE ASIAN INFRASTRUCTURE FUND

By: /s/ Antonio Young
    ----------------------
Name: ANTONIO YOUNG
Title: ATTORNEY

                                    EXHIBIT I

          Shareholder Balance Amount/Initial Payment/Sale Shares

    SELLING SHAREHOLDER         SALE SHARES   INITIAL PAYMENT    BALANCE AMOUNT
--------------------------------------------------------------------------------
PT Aria Infotek                  1,419,831    US$9,804,833.93   US$57,272,727.27
--------------------------------------------------------------------------------
The Asian Infrastructure Fund      338,055    US$2,334,484.27   US$13,636,363.64
--------------------------------------------------------------------------------
MediaOne International I B.V.      946,554    US$6,536,555.95   US$38,181,818.18
--------------------------------------------------------------------------------

                                   EXHIBIT R

REPAYMENT AMOUNTS                            MATURITY DATES
----------------------------------------------------------------------
US$10,909,090.91                12 months after the Closing Date
----------------------------------------------------------------------
US$10,909,090.91                18 months after the Closing Date
----------------------------------------------------------------------
US$10,909,090.91                24 months after the Closing Date
----------------------------------------------------------------------
US$10,909,090.91                30 months after the Closing Date (such
                                date the "Fourth Repayment Date")
----------------------------------------------------------------------
US$10,909,090.91                36 months after the Closing Date (such
                                date the "Fifth Repayment Date")
----------------------------------------------------------------------
US$10,909,090.91                42 months after the Closing Date (such
                                date the "Sixth Repayment Date")
----------------------------------------------------------------------
US$10,909,090.91                48 months after the Closing Date
----------------------------------------------------------------------
US$10,909,090.91                54 months after the Closing Date
----------------------------------------------------------------------
US$10,909,090.91                60 months after the Closing Date
----------------------------------------------------------------------
US$10,909,090.90                66 months after the Closing Date
----------------------------------------------------------------------

Total: US$109,090,909.09

The Restricted Notes shall comprise US$3,454,545.45 of the Notes issued to Aria Infotek having a stated maturity date of the Fourth Repayment Date. US$3,454,545.45 of the Notes issued to Aria Infotek having a stated maturity date of the Fifth Repayment Date and US$3,090,909.10 of the Notes issued to Aria Infotek having a stated maturity date of the Sixth Repayment Date, which Restricted Notes shall be subject to Purchaser's right to set-off, as provided in this Agreement.

If the maturity date for any amount of principal in respect of any Note is not a Business Day, the holder of such Note shall not be entitled to payment of the amount due under such Note until the next following Business Day and shall not be entitled to any further interest or payment in respect of any such delay.